Exhibit 10.9
AMENDMENT NO. 6
TO SOUTHWEST AIRLINES CO. 401(k) PLAN
     Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. 401(k) Plan (the “Plan”) is hereby amended in the following respects only, effective as specifically provided herein:
     (1) Article III, Section 3.2, is hereby amended, in its entirety, effective January 1, 2005, to read as follows:
     “3.2 Notification of Eligibility: The Committee shall promptly notify in writing each Employee of his qualification as a Member and shall furnish each new Member a copy of such explanation of the Plan as the Committee shall provide for that purpose. Any Employee who is eligible to become a Member may elect to participate in the Plan upon the date on which he first becomes eligible by executing and filing with the Committee, prior to or upon such date, an application form furnished by the Committee. An Employee who does not become a Member on the date on which he first becomes eligible may become a Member on any date thereafter by executing and filing with the Committee, prior to or upon such date, an application form furnished by the Committee.”
     (2) Article XI, Section 11.2, subsection (a), is hereby amended, in its entirety, effective as of January 1, 2005, to read as follows:
     “(a) Financial Hardship. A Member may, upon the approval of the Committee, withdraw on account of financial hardship any portion of his Rollover Contribution Account and upon depletion of the funds in his Rollover Contribution Account, any portion of his Salary Reduction Contribution Account other than amounts attributable to Qualified Nonelective Contributions, if any, and income on such Member’s Salary Reduction Contributions and Qualified Nonelective Contributions, if any. A Member may not withdraw, on account of hardship, amounts in his Company Matching Contribution Account. A Member who wishes to request a hardship withdrawal shall file with the Committee a written request for withdrawal on a form provided by the Committee. The Committee shall adopt uniform and nondiscriminatory rules regarding the granting of such requests and shall evaluate hardship requests made under this Section. For purposes of this Plan, a financial hardship means an immediate and heavy financial need of the Member for which funds are not reasonably available from other resources of the Member. The determination of whether a Member suffers sufficient hardship to justify the granting of his written request and of the amount permitted to be withdrawn under this Section shall be made in the sole and absolute discretion of the Committee after a full review of the Member’s written request and evidence presented by the Member showing financial hardship. Upon a Member’s receipt of a withdrawal for financial hardship, such Member shall be prohibited from making Salary Reduction Contributions and Catch-Up Contributions, if applicable, for a period of at least six (6) months, beginning on the date on which the hardship withdrawal is made. A Member may elect to resume Salary Reduction Contributions and Catch-Up Contributions, if applicable, under this Plan as of the first day of any new payroll period following the last day of such six (6) month period by filing a new salary deferral election within the time period prior to the first day of such payroll period established by the Committee.
     If approved by the Committee, any withdrawal for financial hardship may not exceed the amount deemed necessary to meet the immediate financial need created by the hardship, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. The request of any Member for a hardship withdrawal shall be deemed necessary to meet the immediate financial need of the Member if the Member has theretofore (i) obtained all currently available distributions, other than hardship distributions, (ii) obtained all nontaxable loans permitted under all plans maintained by the Company; and (iii) agreed to suspend his or her Salary Reduction Contributions and Catch-Up Contributions, if applicable, under this Plan and elective contributions and employee contributions under all other plans (other than a health or welfare benefit plan) maintained by the Company for a period of at least six (6) months following receipt of the hardship distribution. A Member may elect to resume Salary Reduction Contributions and Catch-Up Contributions, if applicable, under this Plan in the manner described hereinabove and may elect to resume elective contributions and employee contributions under all other plans in accordance with their respective terms.
     Notwithstanding the foregoing, a request for a hardship withdrawal will generally be treated as necessary to satisfy a financial hardship if the Committee relies upon the Member’s written representation, unless the Committee has actual knowledge to the contrary, that the hardship cannot reasonably be relieved:
          (1) through reimbursement or compensation by insurance or otherwise;
          (2) by liquidation of the Member’s assets;
          (3) by cessation of Salary Reduction Contributions and Catch-Up Contributions, if applicable, under the Plan;
          (4) by other distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Company, or any other employer of such Member, or

          (5) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship.
     Expenses that may warrant approval of a Member’s request for a hardship withdrawal include:
          (1) Medical expenses described in Section 213(d) of the Code incurred by the Member, the Member’s spouse, or any dependents of the Member (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code) or necessary for those persons to obtain medical care described in Section 213(d) of the Code and not reimbursed or reimbursable by insurance;
          (2) Expenses (excluding mortgage payments) incurred to purchase a principal residence of the Member;
          (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Member, his or her spouse, or children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
          (4) Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence; or
          (5) Such other expenses as the Committee may determine to be within the intent of this Section.
     Notwithstanding any other provision of this paragraph (a) of Section 11.2 to the contrary, the Committee may approve the request of any Member for a hardship withdrawal pursuant to such guidance of general applicability as may be prescribed by the Commissioner of Internal Revenue and published in the Internal Revenue Bulletin.”
     (3) Article XI, Section 11.2, subsection (a), the third and fourth paragraphs (as previously amended effective January 1, 2005), are hereby amended, in their entirety, effective as of January 1, 2006, to read as follows:
     “Notwithstanding the foregoing, a request for a hardship withdrawal will generally be treated as necessary to satisfy a financial hardship if the Committee relies upon the Member’s representation (made in writing or such other form as may be prescribed by the Commissioner), unless the Committee has actual knowledge to the contrary, that the hardship cannot reasonably be relieved:

          (1) through reimbursement or compensation by insurance or otherwise;
          (2) by liquidation of the Member’s assets;
          (3) by cessation of Salary Reduction Contributions and Catch-Up Contributions, if applicable, under the Plan;
          (4) by other distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Company, or any other employer of such Member, or
          (5) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship.
     Expenses that may warrant approval of a Member’s request for a hardship withdrawal include:
          (1) Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
          (2) Expenses (excluding mortgage payments) incurred to purchase a principal residence of the Member;
          (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Member, his or her spouse, or children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
          (4) Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence;
          (5) Payments incurred for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
          (6) Expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceed 10% of adjusted gross income); and

          (7) Such other expenses as the Committee may determine to be within the intent of this Section.”
     (4) Article XII, Section 12.2, subsection (a) thereof, is hereby amended, in its entirety, effective January 1, 2005, to read as follows:
     “(a) Member’s Individual Account. Effective as of any Valuation Date, within the time period prior thereto established by the Committee, and subject to any restrictions on transfer imposed under particular investment funds, a Member who has an account balance in his Individual Account in excess of any loan receivables from such Member may, pursuant to guidelines established by the Committee, direct the Committee to instruct the Trustee to convert any whole percentage, up to one hundred percent (100%), of such amount in his Individual Account (in excess of the loan receivables), which is invested in any of the investment media set forth in Section 12.1 hereof, into one or more other of such investment media. Such direction shall be effective as soon as practicable following the date of receipt by the Committee of such direction to convert. Notwithstanding any provision herein to the contrary, applicable fund redemption and short-term trading fees may be imposed upon the Member’s Individual Account in connection with any direction by such Member to convert investments hereunder.”
     (5) Article XV, Section 15.2, the first paragraph thereof, is hereby amended in its entirety, effective March 28, 2005, to read as follows:
     “15.2 Time of Payment: Distribution shall be made as soon as administratively practicable, but in no event later than one (1) year after the Valuation Date coincident with or immediately following the separation from service of a Member, former Member, or Beneficiary who is entitled to receive a benefit hereunder. Notwithstanding the foregoing, if the nonforfeitable portion of a Member’s or former Member’s Individual Account exceeds One Thousand and No/100 Dollars ($1,000.00), no distributions, other than distributions upon the death of such Member or former Member, may commence without the consent of the Member or former Member until he attains age sixty-two (62), at which time distribution shall be made. Such consent must be obtained within the ninety (90) day period ending on the date of distribution. The Committee shall notify the Member or former Member of the right to defer any distribution until the date on which he attains age sixty-two (62). Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the date of distribution. Notwithstanding the foregoing, the consent of the Member or former Member shall not be required to the extent that a distribution is required to satisfy Section 415 or Sections 401(k)(8) or 401(m)(6) of the Code. In addition, upon termination of this Plan, if the Plan does not then offer an annuity option, the Member’s or former Member’s Individual Account may, without his consent, be distributed to the Member or former Member or transferred to another defined contribution plan maintained by an Affiliate. Furthermore, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (i) the Committee clearly informs the Member or former Member that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Member or former Member, after receiving the notice, affirmatively elects a distribution.”
     (6) Article XVII, Section 17.5 is hereby amended, in its entirety, effective January 1, 2006, to read as follows:
     “17.5 Consolidation, Merger or Transfer of Plan Assets: This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable on behalf of each Member or former Member, if the Plan were terminated immediately after such action, would be equal to or greater than the benefits to which such Member or former Member would have been entitled if this Plan had been terminated immediately before such action. Further, except to the extent such transfer constitutes a direct rollover of an “eligible rollover distribution” pursuant to Section 15.6 hereof or constitutes an elective transfer, as described in Treasury Regulations Section 1.411(d)-4, Q&A3(b)(1), to another qualified cash or deferred arrangement under Code Section 401(k), no assets of this Plan shall be transferred to another plan unless the Committee demonstrates to the Trustee’s reasonable satisfaction that any portion of the transfer attributable to Salary Reduction Contribution, Qualified Nonelective Contributions and Qualified Matching Contributions shall remain subject to the limitations on distributions prescribed under Treasury Regulations Section 1.401(k)-1(d). The Trustee shall not accept a direct transfer of assets from a plan subject to the requirements of Section 417 of the Code.”

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 6 to the Southwest Airlines Co. 401(k) Plan, the Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 2nd day of December, 2005.

SOUTHWEST AIRLINES CO.

	By:	/s/ Gary C. Kelly

Gary C. Kelly, Chief Executive Officer
ATTEST:

/s/ Deborah Ackerman

Deborah Ackerman, Assistant Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 2nd day of December, 2005, personally appeared GARY C. KELLY, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written

/s/ Teri Lee Lambert
Notary Public in and for the State of Texas

My Commission Expires: June 4, 2006